Exhibit 10.1
ASSIGNMENT AND ASSUMPTION AGREEMENT
AND GUARANTY
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND GUARANTY (the “Assignment”) is made and entered into effective as of March 22, 2022, to be effective as of January 1, 2022 (the “Effective Date”), by and between LION OIL TRADING & TRANSPORTATION LLC (“Assignor”), DK TRADING & SUPPLY, LLC (“Assignee”), DELEK LOGISTICS OPERATING, LLC (“Logistics”), LION OIL COMPANY, LLC (“LION”) and, solely for the purposes set forth in Section 2 herein, DELEK US ENERGY, INC. (“Delek US”).
WITNESSETH:
WHEREAS, Assignor, Assignee, Logistics and Lion Oil Company, then an Arkansas corporation, entered into that certain Throughput Agreement (El Dorado Rail Offloading Facility) dated as of March 31, 2015 (the “Throughput Agreement”); and
WHEREAS, Lion was subsequently converted from a corporation to a limited liability company).; and
WHEREAS, Assignor has agreed to assign all of its right, title and interest in the Throughput Agreement to Assignee; and
WHEREAS, Assignee has agreed to assume Assignor’s obligations and liabilities under the Throughput Agreement to the extent first arising during and related to periods from and after the Effective Date; and
WHEREAS, Logistics has agreed to consent to the assignment of the Throughput Agreement by Assignor to Assignee, and Lion has agreed to acknowledge that its consent is not required for the assignment of the Throughput Agreement by Assignor to Assignee; and
WHEREAS, Delek US has agreed to guaranty the payment obligations of Assignee under the Throughput Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee, Logistics and Lion agree as follows:
1.Assignment and Assumption. Assignor hereby assigns all of its right, title and interest in, to and under the Throughput Agreement to Assignee. Assignee hereby assumes all of the obligations and liabilities of Assignor under the Throughput Agreement to the extent, but only to the extent, such obligations and liabilities first arise and relate to periods from and after the Effective Date; provided Assignor shall remain responsible for and Assignee is not assuming any obligations or liabilities of Assignor under the Throughput Agreement that (i) arose prior to the Effective Date, (ii) are related to an event, matter or circumstance that occurred prior to the Effective Date, even though such obligations or liabilities do not accrue until after the Effective Date, or (iii) result from or relate to any default by Assignor under the Throughput Agreement prior to the Effective Date (the obligations and liabilities described in subparagraphs (i) through (iii) of this Section 1 are collectively referred to as the “Retained Liabilities”). In the event there are any Retained Liabilities, Assignee may, at its option and in addition to its other rights and remedies hereunder, at law or in equity, satisfy such Retained Liabilities, in which case Assignor shall reimburse Assignee for all reasonable costs and expenses that Assignee incurs in connection therewith.
2.Guaranty by Delek US. Delek US hereby unconditionally and irrevocably guarantees to Logistics the due and punctual payment of all sums payable by Assignee under this Agreement. In the case of the failure of Assignee to make any such payment as and when due, Delek US hereby agrees to make such payment or cause such payment to be made, promptly upon written demand by Logistics to Delek US, but any delay in providing such notice shall not under any circumstances reduce the liability of Delek US or operate as a waiver of Logistics’ right to demand payment.
3.Indemnity.
(a)Assignor shall indemnify, defend (with counsel reasonably satisfactory to Assignee) and hold harmless Assignee for, from and against all claims, demands, losses, damages, liabilities, costs and expenses, including, but not limited to, reasonable attorneys’ fees, arising out of or in connection with (i) Assignor’s failure to observe, perform and discharge each and every one of its obligations and liabilities under the Throughput Agreement not expressly assumed by Assignee under Section 1 of this Assignment, including, without limitation, the Retained Liabilities, or (ii) any default by Assignor under the Throughput Agreement occurring prior to the Effective Date.
(b)Assignee shall indemnify, defend (with counsel reasonably satisfactory to Assignor) and hold harmless Assignor for, from and against all claims, demands, losses, damages, liabilities, costs and expenses, including, but not limited to, reasonable attorneys’ fees, arising out of or in connection with (i) Assignee’s failure to observe, perform and discharge each and every one of the obligations and liabilities under the Throughput Agreement expressly assumed by Assignee under Section 1 of this Assignment, or (ii) any default by Assignee under the Throughput Agreement occurring from and after the Effective Date.
4.Notice Address. The address for notices to Assignee (as successor to Assignor) under the Throughput Agreement shall be as follows:
If to Assignee:        DK TRADING & SUPPLY, LLC
                c/o Delek US Holdings, Inc.
                7102 Commerce Way
                Brentwood, Tennessee 37027
                Attn: EVP, Commercial

With a copy to:        DK TRADING & SUPPLY, LLC
                c/o Delek US Holdings, Inc.
                7102 Commerce Way
                Brentwood, Tennessee 37027
                Attn: Legal Department
                Email: legalnotices@delekus.com

The address for notices to Delek US, as guarantor of Assignee, shall be as follows:
If to Assignee:        DELEK US ENERGY, INC.
                7102 Commerce Way
                Brentwood, Tennessee 37027
                Attn: EVP, Commercial

With a copy to:        DELEK US ENERGY, INC.
                7102 Commerce Way
                Brentwood, Tennessee 37027
                Attn: Legal Department
                Email: legalnotices@delekus.com

5.Consent to Assignment. Logistics consents to the assignment of the Throughput Agreement by Assignor to Assignee. Lion acknowledges and agrees that its consent is not required for Assignor to assign the Throughput Agreement to Assignee.

6.Status. Assignor hereby represents and warrants to Assignee that: (i) a true, correct and complete copy of the Throughput Agreement is set forth on Exhibit A, attached hereto and incorporated herein by reference; (ii) the Throughput Agreement has not been amended, modified or supplemented; (iii) Assignor is the sole owner and holder of its interest in the Throughput Agreement; (iv) Assignor has the right, power and authority necessary to validly assign its right, title and interest in the Throughput Agreement to Assignee, without obtaining the consent of any third party whose consent has not been obtained; (v) Assignor’s right, title and interest in the Throughput Agreement is not subject to any lien or other encumbrance, other than liens or encumbrances existing or arising in connection with any credit facilities to which Assignor’s and Assignee’s ultimate parent entity is a party or is otherwise bound; and (vi) the Throughput Agreement is in full force and effect.
7.Successors and Assigns. The Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
8.Entire Agreement. This Assignment constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.
9.Severability. In the event any provision of this Assignment shall be prohibited by or invalidated under applicable laws, the remaining provisions of this Assignment shall remain fully effective.
10.No Waiver. No waiver of any provision of this Assignment shall be deemed to have been made unless expressed in writing and signed by the party charged therewith. The failure of any party to insist in any one or more instances upon the strict performance of any provision of this Assignment or to take advantage of any of its rights under this Assignment shall not be construed as a waiver of such provision or the relinquishment of such rights. No delay or omission in the exercise of any remedy accruing upon the breach of this Assignment shall impair such remedy or be construed as a waiver of such breach. The waiver of any breach of this Assignment shall not be deemed a waiver of any other breach of the same or any other provision hereof.
11.Construction. Whenever the context may require, any pronoun used in this Assignment shall include the masculine, feminine and neuter forms. All references to articles, sections and paragraphs shall be deemed references to the articles, sections and paragraphs of this Assignment, unless the context shall indicate otherwise. The terms “hereof”, “hereunder” and similar expressions refer to this Assignment as a whole and not to any particular article, section or paragraph contained herein. The titles of the articles, sections and paragraphs of this Assignment are for convenience only and shall not affect the meaning of any provision hereof. The parties have agreed to the particular language of this Assignment, and any question regarding the meaning of this Assignment shall not be resolved by a rule providing for interpretation against the party who caused the uncertainty to exist or against the draftsman. FOR PURPOSES OF THIS ASSIGNMENT, TIME SHALL BE CONSIDERED OF THE ESSENCE.
12.Attorneys’ Fees. In the event any legal proceeding is commenced related to this Assignment, the prevailing party in such proceeding shall be entitled to recover its reasonable attorneys’ fees, court costs and litigation expenses from the non-prevailing party therein.
13.Waiver of Jury Trial. EACH OF THE PARTIES TO THIS ASSIGNMENT HEREBY EXPRESSLY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM ARISING UNDER OR RELATED TO THIS ASSIGNMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING.
14.Governing Law. This Assignment shall be governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

15.Miscellaneous. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Electronic signatures shall be valid and sufficient to bind any party to this Assignment. Signatures to this Assignment transmitted by facsimile, email or other electronic transmission (for example, through the use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. The exchange of copies of this Assignment and of signature pages by electronic mail or other means of electronic transmission (including, without limitation, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Assignment as to the parties. Signatures of the parties to this Assignment transmitted by electronic mail or other means of electronic transmission (including, without limitation, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will be deemed to be their original signatures for all purposes. This Assignment may only be modified by a written instrument executed by Assignor, Assignee, Logistics and Lion.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.
ASSIGNOR:
Lion Oil Trading & Transportation, LLC

By:	/s/ Todd O'Malley
Name:	Todd O'Malley
Title:	Executive Vice President, COO

By:	/s/ Stephen Sundstrom
Name:	Stephen Sundstrom
Title:	Vice President

ASSIGNEE:
DK Trading & Supply, LLC

By:	/s/ Todd O'Malley
Name:	Todd O'Malley
Title:	Executive Vice President, COO

By:	/s/ Stephen Sundstrom
Name:	Stephen Sundstrom
Title:	Vice President

LOGISTICS:
Delek Logistics Operating, LLC

By:	/s/ Odely Sakazi
Name:	Odely Sakazi
Title:	Senior Vice President

By:	/s/ Michael Odigie
Name:	Michael Odigie
Title:	Senior Vice President

LION:
Lion Oil Company, LLC

By:	/s/ Nithia Thaver
Name:	Nithia Thaver
Title:	Senior Vice President

By:	/s/ Michael Reed
Name:	Michael Reed
Title:	Vice President and General Manager

Solely for the purposes of Section 2 herein:
DELEK US:
Delek US Energy, Inc.

By:	/s/ Todd O'Malley
Name:	Todd O'Malley
Title:	Executive Vice President, COO

By:	/s/ Stephen Sundstrom
Name:	Stephen Sundstrom
Title:	Vice President